                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 17, 1999

                            DEVON ENERGY CORPORATION
             (Exact Name of registrant as Specified in its Charter)

         Delaware                      001-30176               73-1567067
(State or Other Jurisdiction of  (Commission File Number)   (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)



20 NORTH BROADWAY, SUITE 1500, OKLAHOMA CITY, OK             73102
     (Address of Principal Executive Offices)              (Zip Code)


          Registrant's telephone number, including area code: (405) 235-3611

          A Commission file number is to be issued in connection with this filing. The Commission file number of the registrant's predecessor Devon Energy Corporation, an Oklahoma corporation is 1-10067; the Commission file number of the registrant's predecessor, PennzEnergy Company, a Delaware corporation, is 1-05591.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

    On August 17, 1999, Devon Energy Corporation, a Delaware corporation, ("Devon"), completed its merger (the "Merger") with PennzEnergy Company ("PennzEnergy") pursuant to an Amended and Restated Agreement and Plan of Merger dated as of May 19, 1999 (the "Merger Agreement"). In the Merger, each issued and outstanding share of common stock of Devon Energy Corporation, an Oklahoma corporation ("Old Devon"), par value $0.10 per share, was converted into the right to receive one share of common stock of Devon, par value $0.10 per share. Also, each issued and outstanding share of common stock of PennzEnergy, par value $0.83 1/3 per share, was converted into the right to receive 0.4475 shares of common stock of Devon. This exchange ratio was determined through arm's length negotiations between the parties. Also, each share of 6.49% Cumulative Preferred Stock, Series A, of PennzEnergy was converted into one share of 6.49% Cumulative Preferred Stock, Series A, of Devon.

    Devon expects to issue up to 21.5 million shares of common stock to the former holders of PennzEnergy common stock. Shares of PennzEnergy common stock are no longer transferable and certificates evidencing such shares represent only the right to receive shares of Devon common stock in accordance with the provisions of the Merger Agreement. The shareholders of Old Devon and PennzEnergy approved the Merger at special meetings held on August 17, 1999.

    A description of the Merger is contained in the August 17, 1999, press release attached hereto as Exhibit 99.1 and incorporated herein by reference. The Merger Agreement is incorporated herein by reference to Annex A to the Joint Proxy Statement/Prospectus contained in Devon's Registration Statement on From S-4 (No. 333-82903), filed with the Securities and Exchange Commission on July 15, 1999, and declared effective on July 16, 1999 (the "Registration Statement"). A description of the Merger, including additional responses to the information requested in this Item 2, are contained in the Registration Statement, the text of which is incorporated by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

        Audited Annual Financial Statements of PennzEnergy

        Consolidated Balance Sheets as of December 31, 1998 and 1997, and Consolidated Statements of Income, Consolidated Statements of Comprehensive Income, Consolidated Statements of Shareholders' Equity and Consolidated Statements of Cash Flow for the Years Ended December 31, 1998, 1997 and 1996 (incorporated by reference to PennzEnergy's Annual Report on Form 10-K for the year ended December 31, 1998)

        Unaudited Interim Financial Statements of PennzEnergy

        Condensed Consolidated Balance Sheet as of June 30, 1999, and Condensed Consolidated Statements of Income, Condensed Consolidated Statements of Comprehensive Income and Consolidated Statements of Cash Flow for the six month periods ended June 30, 1999 and 1998 (incorporated by reference to PennzEnergy's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999)

(b) Unaudited Pro Forma Financial Information

(c) Exhibits

        2.1 Amended and Restated Agreement and Plan of Merger among Registrant, Devon Energy Corporation (Oklahoma) (formerly Devon Energy Corporation, an Oklahoma corporation), Devon Oklahoma Corporation and PennzEnergy Company dated as of May 19, 1999 (incorporated by reference to Exhibit 2 to Registrant's Form S-4, File
             No. 333-82903).
        23.1 Consent of Arthur Andersen LLP.
        23.2 Consent of Ryder Scott Company, L.P.
        99.1 Press release dated August 17, 1999.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        DEVON ENERGY CORPORATION

                                        /s/ DANNY J. HEATLY
                                        Danny J. Heatly, Controller

Date: August 31, 1999

                                 EXHIBIT INDEX

2.1 Amended and Restated Agreement and Plan of Merger among Registrant, Devon Energy Corporation (Oklahoma) (formerly Devon Energy Corporation, an Oklahoma corporation), Devon Oklahoma Corporation and PennzEnergy Company dated as of May 19, 1999 (incorporated by reference to Exhibit 2 to Registrant's Form S-4, File No. 33-82903).
23.1 Consent of Arthur Andersen LLP.
23.2 Consent of Ryder Scott Company, L.P.
99.1 Press release dated August 17, 1999.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

  The following unaudited pro forma financial information has been prepared to assist in the analysis of the financial effects of the PennzEnergy merger. This pro forma information is based on the historical financial statements of Devon and PennzEnergy.

  The information was prepared based on the following:

  . Devon utilizes the full cost method of accounting for its oil and gas activities.

  . The merger was accounted for as a purchase of PennzEnergy by Devon.

  . The unaudited pro forma balance sheet has been prepared as if the public offering and the merger occurred on June 30, 1999. The unaudited pro forma statements of operations have been prepared as if the public offering and the merger occurred on January 1, 1998.

  . Targeted annual general and administrative and lease operating expense savings from the merger of $50 to $60 million have not been reflected as an adjustment to the historical data. These cost savings are expected to result from the consolidation of the corporate headquarters of Devon and PennzEnergy and the elimination of duplicate staff and expenses.

  . Devon also expects additional annual interest expense savings of $30 to $35 million due to lower debt levels. Devon filed on August 27, 1999, a Form S-3 registering 8.7 million shares of common stock to be sold in a public offering. The proceeds from this offering will be used to retire $350 million of existing debt that bears interest at 10% per year. The expected interest savings from this debt reduction are not included as adjustments to the historical data included in the accompanying pro forma data.

  . As of June 30, 1999, the merger did not cause a pro forma reduction of the carrying value of oil and gas properties under the full cost accounting "ceiling test." The June 30, 1999, ceiling test was calculated based on a posted West Texas Intermediate oil price of $16.50 per barrel and a Texas Gulf Coast index gas price of $2.14 per Mcf. However, the pro forma ceiling "cushion" as of June 30, 1999, in Devon's non-Canadian cost centers was less than $20 million. Therefore, future reductions in oil and gas prices or changes to the preliminary allocation of the purchase price of PennzEnergy's oil and gas properties could cause a reduction of the carrying value to be recorded as of September 30, 1999, or in subsequent periods.

  No pro forma adjustments have been made with respect to the following unusual items. These items are reflected in the historical results of Devon or PennzEnergy, as applicable, and should be considered when making period-to-period comparisons:

  . In 1998, PennzEnergy realized pretax gains on the sale and exchange of Chevron Corporation common stock of $230.1 million. The unaudited pro forma statement of operations does not include the $207.0 million after-tax extraordinary loss resulting from the early extinguishment of related debentures exchangeable for such common stock.

  . In 1998, PennzEnergy incurred $24.3 million of nonrecurring general and administrative expenses in connection with the spin-off of Pennzoil-Quaker State Company on December 30, 1998.

  . In 1998, Devon incurred $13.1 million of nonrecurring expenses related to the merger with Northstar.

  . In 1998, Devon reduced the carrying value of its oil and gas properties by $126.9 million ($88.0 million after-tax) due to the full cost ceiling limitation.

  . In the second quarter of 1999, PennzEnergy recognized a gain of $46.7 million ($29.8 million after-tax) from the sale of land, timber and mineral rights in Pennsylvania and New York.

  The unaudited pro forma financial statements and related notes are presented for illustrative purposes only. If the PennzEnergy merger had occurred in the past, Devon's financial position or operating results might have been different from those presented in the unaudited pro forma information. The unaudited pro forma information should not be relied upon as an indication of the financial position or operating results that Devon would have achieved if the merger had occurred as of June 30, 1999 or January 1, 1998. You also should not rely on the unaudited pro forma information as an indication of the future results that Devon will achieve after the merger.

                       Unaudited Pro Forma Balance Sheet

                                 June 30, 1999

                                 (In Thousands)

                                                         PennzEnergy
                                                         Historical    Pro Forma
                                              Devon     Reclassified  Adjustments     Devon
                                            Historical    (Note 5)     (Note 2)     Pro Forma
                                            ----------  ------------ -----------    ----------
Assets:
  Current assets........................... $  104,760   $  128,912   $(10,300)(a)  $  233,672
                                                                        10,300 (c)
  Oil and gas properties, net..............  1,162,164    1,616,916    385,545 (a)   3,718,114
                                                                       553,489 (c)
  Other properties, net....................     23,465           --      5,000 (a)      28,465
  Investment in common stock of Chevron
   Corporation (Note 3)....................         --      674,224         --         674,224
  Other assets.............................     14,774       34,054     30,179 (a)      79,007
                                            ----------   ----------   --------      ----------
    Total assets........................... $1,305,163   $2,454,106   $974,213      $4,733,482
                                            ==========   ==========   ========      ==========
Liabilities:
  Current liabilities...................... $   73,677   $  145,167   $ (5,374)(a)  $  213,470
  Debentures exchangeable into shares
   of Chevron Corporation common stock
   (Note 3)................................         --      740,361     35,158 (a)     775,519
  Other long-term debt.....................    448,013      822,652     48,032 (a)   1,390,242
                                                                        71,545 (a)
  Other long-term liabilities..............     34,584      133,280     (2,590)(a)     165,274
  Deferred income taxes....................     44,149      187,257   (187,257)(a)     607,938
                                                                       563,789 (c)
  Company-obligated mandatorily redeemable
   convertible preferred securities of
   subsidiary trust holding solely 6.5%
   convertible junior subordinated
   debentures of Devon Energy Corporation..    149,500           --                    149,500
Stockholders' equity:
  Preferred stock..........................         --        1,500                      1,500
  Common stock.............................      4,882       43,507      2,148 (a)       7,030
                                                                       (43,507)(b)
  Additional paid-in capital...............    807,270      354,504    710,151 (a)   1,679,921
                                                                        14,000 (a)
                                                                       148,500 (a)
                                                                      (354,504)(b)
  Accumulated deficit......................   (225,582)     (23,743)    23,743 (b)    (225,582)
  Accumulated other comprehensive
   earnings (loss).........................    (31,330)     275,743   (275,743)(b)     (31,330)
  Treasury stock...........................         --     (226,122)   226,122 (b)          --
                                            ----------   ----------   --------      ----------
    Total stockholders' equity.............    555,240      425,389    450,910       1,431,539
                                            ----------   ----------   --------      ----------
    Total liabilities and stockholders'
     equity................................ $1,305,163   $2,454,106   $974,213      $4,733,482
                                            ==========   ==========   ========      ==========

                  Unaudited Pro Forma Statement of Operations

                          Year Ended December 31, 1998

                     (In Thousands, Except Per Share Data)

                                                                    PennzEnergy
                                                                     Historical   Pro Forma
                                                           Devon    Reclassified Adjustments     Devon
                                                         Historical   (Note 5)    (Note 2)      Pro Forma
                                                         ---------- ------------ -----------    ---------
Revenues:
  Oil sales.............................................  $143,624    $159,294                  $ 302,918
  Gas sales.............................................   209,344     344,594                    553,938
  NGL sales.............................................    16,692      47,011                     63,703
  Other.................................................    17,848     286,468      (8,513)(g)    295,803
                                                          --------    --------    --------      ---------
    Total revenues......................................   387,508     837,367      (8,513)     1,216,362
                                                          --------    --------    --------      ---------
Costs and expenses:
  Lease operating expenses..............................   113,484     181,255                    294,739
  Production taxes......................................    13,916      14,232                     28,148
  Depreciation, depletion and amortization..............   123,844     208,009     178,211 (d)    510,064
  General and administrative expenses...................    23,554     126,124     (10,300)(g)    139,378
  Northstar combination expenses........................    13,149          --                     13,149
  Interest expense......................................    22,632     156,272       4,114 (e)    176,659
                                                                                    (6,359)(f)
  Exploration expenses..................................        --     139,970    (139,970)(g)         --
  Deferred effect of changes in foreign currency
   exchange rate on subsidiary's long-term debt.........    16,104          --                     16,104
  Distributions on preferred securities of subsidiary
   trust................................................     9,717          --                      9,717
  Reduction of carrying value of oil and gas
   properties...........................................   126,900      74,739     (74,739)(g)    126,900
                                                          --------    --------    --------      ---------
    Total costs and expenses............................   463,300     900,601     (49,043)     1,314,858
                                                          --------    --------    --------      ---------
Earnings (loss) before income tax expense (benefit).....   (75,792)    (63,234)     40,530        (98,496)
Income tax expense (benefit):
  Current...............................................     7,687       2,637          --         10,324
  Deferred..............................................   (23,194)    (20,405)     15,401 (h)    (28,198)
                                                          --------    --------    --------      ---------
    Total income tax expense (benefit)..................   (15,507)    (17,768)     15,401       ( 17,874)
                                                          --------    --------    --------      ---------
Net earnings (loss).....................................   (60,285)    (45,466)     26,029        (80,622)
Preferred stock dividends...............................        --       5,625          --          5,625
                                                          --------    --------    --------      ---------
Net earnings (loss) applicable to common shareholders...  $(60,285)   $(51,091)   $ 26,029      $ (86,247)
                                                          ========    ========    ========      =========
Net loss per average common share outstanding
 --basic and diluted....................................  $  (1.25)   $  (1.07)                 $   (1.24)
                                                          ========    ========                  =========
Weighted average common shares outstanding
--basic (Note 4)........................................    48,376      47,716                     69,729
                                                          ========    ========                  =========

                  Unaudited Pro Forma Statement of Operations

                         Six Months Ended June 30, 1999

                     (In Thousands, Except Per Share Data)

                                                                     PennzEnergy
                                                                      Historical   Pro Forma
                                                            Devon    Reclassified Adjustments     Devon
                                                          Historical   (Note 5)    (Note 2)     Pro Forma
                                                          ---------- ------------ -----------   ---------
Revenues:
  Oil sales..............................................  $64,784     $ 85,114                  $149,898
  Gas sales..............................................  112,938      150,884                   263,822
  NGL sales..............................................    9,764       18,732                    28,496
  Other..................................................    4,092       67,119      (5,557)(g)    65,654
                                                           -------     --------    --------      --------
    Total revenues.......................................  191,578      321,849      (5,557)      507,870
                                                           -------     --------    --------      --------
Costs and expenses:
  Lease operating expenses...............................   54,520       76,476                   130,996
  Production taxes.......................................    6,415        6,764                    13,179
  Depreciation, depletion and amortization...............   69,321      131,450      46,597 (d)   247,368
  General and administrative expenses....................   13,175       49,870      (5,150)(g)    57,895
  Interest expense.......................................   13,779       61,811       2,057 (e)    74,232
                                                                                     (3,415)(f)
  Exploration expenses...................................       --       17,537     (17,537)(g)        --
  Deferred effect of changes in foreign currency
   exchange rate on subsidiary's long-term debt..........   (8,746)          --                    (8,746)
  Distributions on preferred securities of subsidiary
   trust.................................................    4,859           --                     4,859
                                                           -------     --------    --------      --------
    Total costs and expenses.............................  153,323      343,908      22,552       519,783
                                                           -------     --------    --------      --------
Earnings (loss) before income tax expense (benefit)......   38,255      (22,059)    (28,109)      (11,913)
Income tax expense (benefit):
  Current................................................    4,302          (34)         --         4,268
  Deferred...............................................   11,764       (9,140)    (10,681)(k)    (8,057)
                                                           -------     --------    --------      --------
    Total income tax expense (benefit)...................   16,066       (9,174)     10,681        (3,789)
                                                           -------     --------    --------      --------
Net earnings (loss)......................................   22,189      (12,885)    (17,428)       (8,124)
Preferred stock dividends................................       --        4,868          --         4,868
                                                           -------     --------    --------      --------
Net earnings (loss) applicable to common shareholders....  $22,189     $(17,753)   $(17,428)     $(12,992)
                                                           =======     ========    ========      ========
Net earnings (loss) per average common share
 outstanding--basic and diluted..........................  $  0.46     $  (0.37)                 $  (0.19)
                                                           =======     ========                  ========
Weighted average common shares outstanding
 --basic (Note 4)........................................   48,575       47,923                    70,021
                                                           =======     ========                  ========

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

                      December 31, 1998 and June 30, 1999

1. Method of Accounting for the Merger

  Devon accounted for the merger using the purchase method of accounting for business combinations. Accordingly, PennzEnergy's assets acquired and liabilities assumed by Devon were revalued and recorded at their estimated "fair values." In the merger, Devon issued 0.4475 shares of Devon common stock for each outstanding share of PennzEnergy common stock. This resulted in Devon issuing approximately 21.4 million shares of its common stock to PennzEnergy stockholders.

  The purchase price of PennzEnergy's net assets acquired was based on the value of the Devon common stock issued to the PennzEnergy stockholders. The value of the Devon common stock issued was based on the average trading price of Devon's common stock for a period of three days before and after the public announcement of the merger. This average trading price equaled $33.40 per share.

2. Pro Forma Adjustments Related to the Merger

  The unaudited pro forma balance sheet includes the following adjustments:

    (a) This entry adjusts the historical book values of PennzEnergy's assets and liabilities to their estimated fair values as of June 30, 1999. The calculation of the total purchase price and the preliminary allocation to assets and liabilities are shown below.

                                                                 (In Thousands,
                                                                  Except Share
                                                                     Price)
                                                                 --------------
   Calculation and preliminary allocation of purchase price:
     Shares of Devon common stock issued to PennzEnergy
      stockholders.............................................        21,476
     Average Devon stock price.................................    $    33.40
                                                                   ----------
     Fair value of common stock issued.........................       717,298
     Plus preferred stock assumed by Devon.....................       150,000
     Plus estimated merger costs to be incurred................        71,545
     Plus fair value of PennzEnergy employee stock options
      assumed by Devon.........................................        14,000
     Less estimated stock registration and issuance costs to be
      incurred.................................................        (4,999)
                                                                   ----------
   Total purchase price........................................       947,844
   Plus fair value of liabilities assumed by Devon:
     Current liabilities.......................................       139,793
     Debentures exchangeable into Chevron Corporation common
      stock....................................................       775,519
     Other long-term debt......................................       870,684
     Other long-term liabilities...............................       130,690
                                                                   ----------
                                                                    2,864,530
                                                                   ----------
   Less fair value of non oil and gas assets acquired by Devon:
     Current assets............................................       118,612
     Non oil and gas properties................................         5,000
     Investment in common stock of Chevron Corporation.........       674,224
     Other assets..............................................        64,233
                                                                   ----------
                                                                      862,069
                                                                   ----------
   Fair value allocated to oil and gas properties, including
    $111 million of undeveloped leasehold......................    $2,002,461
                                                                   ==========

  The total purchase price includes the value of the Devon common stock issued, net of $5.0 million of estimated registration and issuance costs. The purchase price also includes:

                      December 31, 1998 and June 30, 1999


  . $150 million of Devon preferred stock issued in exchange for the same amount of PennzEnergy preferred stock. The unaudited pro forma balance sheet includes $1.5 million of PennzEnergy's historical aggregate par value of the preferred stock, plus $148.5 million of additional paid-in capital.

  . $71.5 million of estimated merger costs. These costs include advisory fees, severance and other merger-related costs. These costs are added to long-term debt in the unaudited pro forma balance sheet.

  . $14 million of Devon employee stock options issued in exchange for existing vested PennzEnergy employee stock options. The value of these options is added to additional paid-in capital in the unaudited pro forma balance sheet.

    (b) This adjustment includes a $43.5 million reduction to par value, a $354.5 million reduction of additional paid-in capital, a $23.7 million reduction of accumulated deficit, a $275.7 million reduction of accumulated other comprehensive earnings and a $226.1 million reduction of treasury stock. These adjustments eliminate PennzEnergy's historical book values of those accounts.

    (c) This adjustment increases the value of PennzEnergy's oil and gas properties acquired by $553.5 million, and increases current assets by $10.3 million, both for related deferred income taxes. This adjustment equals the deferred income tax effect of the difference between the fair values assigned to PennzEnergy's assets and liabilities and their bases for income tax purposes. Due to the tax-free nature of the merger, Devon's tax basis in those assets and liabilities is the same as PennzEnergy's tax basis.

  The unaudited pro forma statements of operations include the following adjustments:

    (d) This adjustment reflects the pro forma depreciation, depletion and amortization expense using the full cost method of accounting based on the preliminary allocation of the purchase price.

    (e) This adjustment increases interest expense due to the $71.5 million of merger costs assumed to be funded with borrowings from credit facilities.

    (f) This adjustment reduces interest expense for the year 1998 and the first quarter of 1999 by $6.4 million and $1.7 million, respectively. These amounts represent the amortization of the pro forma premium recorded in long-term debt as of January 1, 1998 as part of pro forma adjustment (a) to record PennzEnergy's assets and liabilities at their estimated fair values.

    (g) This adjustment eliminates historical amounts recorded by PennzEnergy under the successful efforts accounting method for gains on property sales, general and administrative expenses, exploration expenses and asset impairments to conform to the full cost method of accounting followed by Devon. Under the full cost method, proceeds from the sale of oil and gas properties are generally recorded as an adjustment of the carrying value of the properties, with no gain or loss recognized. Also, general and administrative expenses incurred for property acquisition, exploration and development activities are capitalized under the full cost method. In addition, exploration expenses, which include items such as dry hole costs and lease expirations or impairment expenses, are capitalized under the full cost method. The $74.7 million reduction of oil and gas properties recorded by PennzEnergy in the year 1998 was calculated under the successful efforts method and therefore has been eliminated in the pro forma statement of operations for 1998.

    (h) This adjustment records the net tax effect of all pro forma adjustments at an effective income tax rate of 38%.

                      December 31, 1998 and June 30, 1999


3. Investment in Chevron Common Stock and Related Exchangeable Debentures

  As of June 30, 1999 and December 31, 1998, PennzEnergy beneficially owned approximately 7.1 million shares of Chevron Corporation common stock. These shares have been deposited with an exchange agent for possible exchange for $761.2 million principal amount of exchangeable debentures of PennzEnergy. Each $1,000 principal amount of the exchangeable debentures is exchangeable into
9.3283 shares of Chevron common stock, an exchange rate equivalent to $107 7/32 per share of Chevron common stock.

  The exchangeable debentures consist of $443.8 million of 4.90% debentures and $317.4 million of 4.95% debentures. The exchangeable debentures were issued on August 3, 1998 and mature August 15, 2008. The exchangeable debentures are callable beginning on August 15, 2000. The exchangeable debentures are exchangeable at the option of the holders at any time prior to maturity for shares of Chevron common stock. In lieu of delivering Chevron common stock, PennzEnergy may, at its option, pay to any holder an amount in cash equal to the market value of the Chevron common stock to satisfy the exchange request.

4. Common Shares Outstanding

  Net earnings (loss) per average share outstanding have been calculated based upon the pro forma weighted average number of shares outstanding as follows:

                                                                   Six  Months
                                                       Year Ended     Ended
                                                      December 31,  June 30,
                                                          1998        1999
                                                      ------------ -----------
                                                           (In Thousands)
     Devon's weighted average common shares
      outstanding....................................    48,376      48,575
     Devon shares issued in exchange for all
      outstanding shares of PennzEnergy .............    21,353      21,446
                                                         ------      ------
     Pro forma weighted average Devon shares
      outstanding with the PennzEnergy merger........    69,729      70,021
                                                         ======      ======

                      December 31, 1998 and June 30, 1999


  Pro forma common shares outstanding at June 30, 1999, are as follows:

                                                                (In Thousands)
                                                                --------------
      Devon's common shares outstanding........................     48,820
      Devon shares issued in exchange for all outstanding
       shares of PennzEnergy ..................................     21,476
                                                                    ------
      Pro forma Devon common shares outstanding with the
       PennzEnergy merger......................................     70,296
                                                                    ======

5. PennzEnergy Historical and Reclassified Balances

  Devon and PennzEnergy record certain revenues and expenses differently in their respective consolidated financial statements. To make the unaudited pro forma financial information consistent, we have reclassified certain of PennzEnergy's balances to conform to Devon's financial presentation. The following tables present PennzEnergy's balances as presented in its historical financial statements and the reclassified balances which are included in the accompanying unaudited pro forma statements of operations.

  Securities and Exchange Commission rules regarding pro forma presentation require that the pro forma statements of operations disclose income or loss from continuing operations. As shown in the tables below, PennzEnergy's historical results for the year 1998 included a loss from discontinued operations and extraordinary items that are not included in the reclassified balances presented in the accompanying unaudited pro forma statement of operations for 1998.

                      December 31, 1998 and June 30, 1999


  In addition to the reclassifications shown below for the unaudited pro forma statements of operations, a reclassification has been made to PennzEnergy's historical balance sheet for the accompanying unaudited pro forma balance sheet as of June 30, 1999. PennzEnergy had $38.4 million classified as minority interest in its June 30, 1999 historical consolidated balance sheet. To conform to Devon's presentation, this amount is included as other long-term liabilities in the accompanying unaudited pro forma balance sheet.

                                Year Ended December 31, 1998              Six Months Ended June 30, 1999
                         ------------------------------------------ ------------------------------------------
                                                       PennzEnergy                                PennzEnergy
                         PennzEnergy                    Historical  PennzEnergy                    Historical
                         Historical  Reclassifications Reclassified Historical  Reclassifications Reclassified
                         ----------- ----------------- ------------ ----------- ----------------- ------------
                                                              (Unaudited)
                                                            (In Thousands)
Revenues:
 Net sales..............  $ 550,899      $(550,899)      $     --    $254,730       $(254,730)      $     --
 Oil sales..............         --        159,294        159,294          --          85,114         85,114
 Gas sales..............         --        344,594        344,594          --         150,884        150,884
 NGL sales..............         --         47,011         47,011          --          18,732         18,732
 Investment and other
  income................    286,468             --        286,468      67,119              --         67,119
                          ---------      ---------       --------    --------       ---------       --------
   Total revenues.......    837,367             --        837,367     321,849              --        321,849
                          ---------      ---------       --------    --------       ---------       --------
Costs and expenses:
 Lease operating
  expenses..............    217,194        (35,939)       181,255      90,782         (14,306)        76,476
 Production taxes.......         --         14,232         14,232          --           6,764          6,764
 General and
  administrative
  expenses..............     52,228         73,896        126,124      19,676          30,194         49,870
 Depreciation,
  depletion and
  amortization..........    208,009             --        208,009     131,450              --        131,450
 Impairment of long-
  lived assets..........     74,739             --         74,739          --              --             --
 Exploration expenses...    161,615        (21,645)       139,970      25,921          (8,384)        17,537
 Taxes, other than
  income................     30,544        (30,544)            --      14,268         (14,268)            --
 Interest charges,
  net...................    156,272             --        156,272      61,811              --         61,811
                          ---------      ---------       --------    --------       ---------       --------
   Total costs and
    expenses............    900,601             --        900,601     343,908              --        343,908
                          ---------      ---------       --------    --------       ---------       --------
Loss from continuing
 operations before
 income tax.............    (63,234)            --        (63,234)    (22,059)             --        (22,059)
Income tax benefit......    (17,768)            --        (17,768)     (9,174)             --         (9,174)
                          ---------      ---------       --------    --------       ---------       --------
Loss from continuing
 operations.............  $ (45,466)     $      --       $(45,466)   $(12,885)      $      --       $(12,885)
                                         =========       ========                   =========       ========
Loss from discontinued
 operations.............     (3,246)                                       --
                          ---------                                  --------
Loss before
 extraordinary items....    (48,712)                                  (12,885)
Extraordinary items.....   (206,963)                                       --
                          ---------                                  --------
Net loss................   (255,675)                                  (12,885)
Preferred stock
 dividends..............      5,625                                     4,868
                          ---------                                  --------
Net loss available to
 common shareholders....  $(261,300)                                 $(17,753)
                          =========                                  ========

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